FILED
   IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
      STATE OF NEVADA

          OCT 04 1996
          C-11302-93
DEAN HELLER SECRETARY OF STATE
        /S DEAN HELLER
        --------------

             CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                           (After issuance of stock)

                           CHARIOT ENTERTAINMENT, INC.
             -----------------------------------------------------
                             (Name of Corporation)

                We the undersigned      Stanley F. Wilson     and
                                  ---------------------------
                                  President or Vice President


          Stanley F. Wilson              of     Chariot Entertainment, Inc.
     --------------------------------           ---------------------------
     Secretary or Assistant Secretary           Name of Corporation

do hereby certify:

        That the Board of Directors of said corporation at a meeting duly convened, held on the 30th day of September 1996, adopted a resolution to amend the original articles as follows:

        Article I is hereby amended to read as follows:

        Name. The name of the corporation (hereinafter called (Corporation) shall be AutoCorp Equities, Inc.

        The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 4,695,964 that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                             /s Stanley F. Wilson
                                             --------------------------------
                                             President or Vice President

                                             /s Stanley F. Wilson
                                             --------------------------------
                                             Secretary or Assistant Secretary